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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use of our report included in this Registration Statement on Form S-3, as amended, (the "Registration Statement") and to the incorporation by reference in this Registration Statement of our report dated January 19, 2001, included in LaBranche & Co Inc.'s Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2000, and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP
New York, New York
January 24, 2002